UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 3, 2017

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.*

On August 3, 2017, Callaway Golf Company issued a press release captioned, “Callaway Golf Company Announces Second Quarter 2017 Financial Results Including a 24% Increase in Net Sales; Callaway Increases Full Year Net Sales and Earnings Guidance.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release, dated August 3, 2017, captioned, “Callaway Golf Company Announces Second Quarter 2017 Financial Results Including a 24% Increase in Net Sales; Callaway Increases Full Year Net Sales and Earnings Guidance.”

* The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: August 3, 2017	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, Chief Financial Officer,
General Counsel, and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated August 3, 2017, captioned, “Callaway Golf Company Announces Second Quarter 2017 Financial Results Including a 24% Increase in Net Sales; Callaway Increases Full Year Net Sales and Earnings Guidance.”